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                                                                    EXHIBIT 11.2

               [Letterhead of Orrick, Herrington & Sutcliffe LLP]


                                  July 1, 1997

Mitchell Hutchins
1285 Avenue of the Americas
New York, New York 10019

              Re: PaineWebber California Tax-Free Income Fund, a
                  series of the PaineWebber Mutual Fund Trust
                  (the "California Fund")
                  ----------------------------------------------

              We hereby consent to the filing of this consent as an exhibit to the registration statement on Form N-1A for the California Fund dated as of the date hereof (the "Registration Statement") and to the use of our name as counsel to the California Fund with respect to California law in the Registration Statement and the Prospectus for the California Fund.

                                      Very truly yours,

                                      /s/ Orrick, Herrington & Sutcliffe LLP
                                      --------------------------------------
                                      Orrick, Herrington & Sutcliffe LLP


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